EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated November 19, 1998 for Flip Chip Technologies, LLC, included in Registration Statements File Nos. 2-684488, 33-12453, 33-13577, 33-30884, 33-39265, 333-0567, 333-69441 and 333-69445. It
should be noted that we have not audited any financial statements of the Flip Chip Technologies, LLC subsequent to September 30, 1998 or performed any audit procedures subsequent to the date of our report,

Arthur Andersen LLP

Phoenix, Arizona
December 20, 1999